UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




          DATE OF REPORT:             July 16, 1996
                 (Date of the earliest event reported)




                     SYKES ENTERPRISES, INCORPORATED
         (Exact name of Registrant as specified in its charter)





           Florida              0-28274             56-1383460
   (State or other juris-     (Commission        (I.R.S. Employer
   diction of incorporation)  File Number)   Identification Number)




    100 North Tampa Street, Suite 3900
               Tampa, Florida                            33602-5089
   (Address of principal executive offices)              (Zip Code)



                             813/274-1000
           Registrant's telephone number, including area code

   Item 2.   Acquisition or Disposition of Assets

        On July 16, 1996, pursuant to a Stock Purchase Agreement dated as of July 1, 1996 (the "Agreement"), Sykes Enterprises, Incorporated ("SEi" or "Company") acquired all of the issued and outstanding stock of Datasvar Support AB ("Datasvar") from Johan Holm, Arne Weinz and Norhold Invest AB in exchange for 164,547 shares of SEi common stock (246,819 shares as adjusted to reflect a three-for-two stock split in the form of a stock dividend effected on July 28, 1996 to shareholders of record on July 18,
   1996). The Acquisition will be accounted for using the pooling-of-interests method of accounting.

   Datasvar, a corporation organized and existing under the laws of Sweden, operates two information technology call centers located in Sweg and Jarsvo, Sweden. Through its two facilities, Datasvar provides technical assistance to end users of computer hardware and software products, and furnishes help desk services to the employees of various companies throughout the Scandinavian region. Each call center has the ability to process approximately 728,000 calls per year. For the five month period ended May 31, 1996 and the year ended December 31, 1995, Datasvar had revenues and net income approximating $2.8 million and $472,000, and $5.5 million and $996,000, respectively, based on the unaudited internally prepared financial information.

   Johan Holm and Arne Weinz will remain with Datasvar to proceed in building the Company's presence in Scandinavia and the remainder of Europe, and will continue to apply their management and marketing expertise. Johan Holm will continue to serve as Chairman of Datasvar and Arne Weinz will continue to serve as its Managing Director. Pursuant to the Agreement, both individuals entered into employment agreements with Datasvar effective through December 31, 1999, unless terminated earlier in accordance with the terms of the agreements. Also pursuant to the Agreement, both individuals are precluded from competing against Datasvar or the Company for two years subsequent to their termination.

   Pursuant to the Agreement, Norhold Invest AB will have no further interest or activity with Datasvar, excluding the leasing to Datasvar of one of Datasvar's technical call centers. Also pursuant to the Agreement, Norhold is precluded from engaging directly or indirectly in any business that competes with the services Datasvar conducts as of the date of the Agreement.

   Neither Johan Holm, Arne Weinz or Norhold Invest AB owned any shares of SEi common stock as of the date of the Agreement. None of the directors and executive officers of SEi owned any Datasvar stock as of the date of the Agreement. The former Datasvar shareholders have been granted certain registration rights for the SEi common stock they received in the Acquisition.

   Item 7.   Financial Statements, Pro Forma Financial Information and
   Exhibits

        (a)  Financial Statements of the Business Acquired.

        It is impractical to provide the required financial statements for Datasvar at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

        (b)  Pro Forma Financial Information.

        It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

        (c)  Exhibits

        2.1 Stock Purchase Agreement among Johan Holm, Arne Weinz, Norhold Invest AB and Sykes Enterprises, Incorporated, dated as of July 1, 1996 (without schedules or exhibits).(1)

        99.1 News Release dated July 2, 1996.

        99.2 Registration Rights Agreement among Johan Holm, Arne
             Weinz, Norhold Invest AB and Sykes Enterprises,
             Incorporated, dated as of July 16, 1996.


   ________________
     (1) Sykes Enterprises, Incorporated agrees to supplementally furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SYKES ENTERPRISES, INCORPORATED



                                 By:  /s/ Scott J. Bendert
                                      Scott J. Bendert
                                      Vice President Finance and
                                      Treasurer

   Dated:  July 31, 1996

                                  EXHIBIT INDEX


        2.1 Stock Purchase Agreement among Johan Holm, Arne Weinz, Norhold Invest AB and Sykes Enterprises, Incorporated, dated as of July 1, 1996 (without schedules or exhibits).(1)

        99.1 News Release dated July 2, 1996.

        99.2 Registration Rights Agreement among Johan Holm, Arne
             Weinz, Norhold Invest AB and Sykes Enterprises,
             Incorporated, dated as of July 16, 1996.

   ______________
      (1) Sykes Enterprises, Incorporated agrees to supplementally furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.